UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 12, 2022

GOOD WORKS II ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-40585	86-2899919
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4265 SAN FELIPE, SUITE 603

HOUSTON, texas 77027

(Address of principal executive offices and zip code)

(713) 468-2717

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GWII	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	GWIIW	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

On October 12, 2022, Good Works II Acquisition Corp., a Delaware corporation (“Good Works”), entered into a Business Combination Agreement (the “BCA”), by and among Good Works, Direct Biologics, Inc., a Delaware corporation (“Company Topco”), DB Merger Sub, Inc., a Delaware corporation (“Company Merger Sub”), DB DRE LLC, a Delaware limited liability company (“DRE LLC”), and Direct Biologics, LLC, a Wyoming limited liability company ( “Direct Biologics”). Upon consummation of the transactions contemplated by the BCA (the “Business Combination”), Company Topco would become the Nasdaq-listed parent company of both Good Works and Direct Biologics. The BCA supersedes the non-binding letter of intent between Good Works and Direct Biologics announced via press release on September 27, 2022.

The Business Combination

The BCA provides, among other things, that on the terms and subject to the conditions set forth therein, (i) Company Merger Sub will merge with and into Good Works, with Good Works surviving the merger and becoming a wholly-owned subsidiary of Company Topco (the “Topco Merger”), (ii) DRE LLC will merge with and into Direct Biologics, with Direct Biologics surviving the merger (the “Rollover Merger”, and together with the Topco Merger, the “Mergers”). Following the closing of the Mergers, the combined company will be organized in an “Up-C” structure, and Company Topco’s only direct assets will consist of equity in Good Works and Direct Biologics. The date on which the closing of the Mergers (the “Closing”) actually occurs is hereinafter referred to as the “Closing Date.”

Immediately following the Mergers, certain members of Direct Biologics will contribute a portion of their equity in Direct Biologics to Company Topco in exchange for equity in Company Topco (the “Topco Contribution”), with Direct Biologics continuing as a partially-owned subsidiary of Company Topco. Following the Topco Contribution, Good Works will contribute to Direct Biologics all funds remaining in its trust account following its stockholder vote to approve the Business Combination, less any amounts used to pay transaction expenses associated with the Business Combination.

Business Combination Consideration

The aggregate consideration available to be received by the members of Direct Biologics is based on an enterprise value of $1,025,000,000 and consists of (i) shares of Company Topco common stock and Direct Biologics Up-C units based on a pre-money enterprise value of $625 million with equity consideration valued at $10.00 per share, (ii) shares of Company Topco common stock and Direct Biologics Up-C units currently valued at $50 million that are subject to forfeiture if Direct Biologics does not achieve a primary efficacy endpoint of 60-day all-cause mortality in its Phase 3 EXTINGuish trial by December 31, 2023, and (iii) shares of Company Topco common stock and Direct Biologics Up-C units currently valued at $350 million that are subject to forfeiture if Direct Biologics does not obtain either Biologics License Application approval or Emergency Use Authorization from the FDA for its ExoFlo product (or a derivative product for any applicable indication) by December 31, 2024.

The BCA and the Business Combination have been approved by the boards of directors of each of Good Works, and Company Topco and the board of managers of Direct Biologics. The Business Combination is expected to close in the first half of 2023, subject to customary closing conditions, including the satisfaction of the minimum Available Cash conditions, the receipt of certain governmental approvals and the required approval by Good Works’ stockholders and Direct Biologics’ unit holders.

Representations, Warranties and Covenants

The BCA contains customary representations and warranties for transactions of this type by the parties thereto as well as customary pre-closing covenants of the parties, including the obligation of Good Works, Direct Biologics and their respective subsidiaries to conduct their respective businesses in the ordinary course and to refrain from taking certain specified actions without the other party’s consent. The representations, warranties, agreements and covenants of the parties set forth in the BCA will terminate at Closing, except for those covenants and agreements that, by their terms, contemplate performance after Closing. Each of the parties to the BCA has agreed to use its reasonable best efforts to take or cause to be taken all actions and things necessary to consummate and expeditiously implement the Mergers.

Governance

Current members of management of Direct Biologics will continue to serve in their respective roles and capacities following the Business Combination.

The Board of Directors of Company Topco upon completion of the Transaction will be compliant with NASDAQ’s independence and diversity rules and will consist of at least such number of independent directors as is necessary to comply with stock exchange and other regulatory requirements. One initial director shall be designated by Good Works, and the remaining initial directors shall be designated by Direct Biologics.

Conditions to Each Party’s Obligations

Under the BCA, the obligations of the parties to consummate the Business Combination are subject to a number of conditions to Closing, including the following without limitation: (i) the requisite approval by Good Works stockholders and the members of Direct Biologics; (ii) the absence of specified adverse laws, injunctions or orders; (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the approval of Company Topco’s initial listing application with the Nasdaq Stock Market with respect to the shares and securities of Company Topco to be issued in the Business Combination; (iv) Good Works having net tangible assets of at least $5,000,001; and (v) Company Topco’s proxy statement/prospectus related to the Business Combination having been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), no stop order suspending the effectiveness of such proxy statement/registration statement being in effect, and no proceedings for purposes of suspending the effectiveness of such proxy statement/registration statement having been initiated or threatened by the SEC.

Further conditions to the obligations of the parties to consummate the Business Combination include, but are not limited to:

a)	the representations and warranties of Direct Biologics and Good Works must be true and correct, subject to the materiality standards contained in the BCA;

b)	(x) Direct Biologics, with respect to the obligations of Direct Biologics, Company Topco, Company Merger Sub and DRE LLC, and (y) Good Works, must have materially complied with their respective covenants under the BCA;

c)	the combined company shall have at least $75 million in Available Cash (as defined in the BCA) at Closing;

d)	Good Works’ total transaction expenses shall not exceed $14 million; and

e)	the entry into the Tax Receivable Agreement and a fourth amended and restated LLC operating agreement of Direct Biologics.

Termination

The BCA may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Good Works and Direct Biologics, (ii) subject to certain limited exceptions, by either Good Works or Direct Biologics if the Business Combination is not consummated by January 31, 2023, (iii) by either Good Works or Direct Biologics if any governmental authority in the United States issues an injunction, order, decree or ruling that has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination, (iv) by either Good Works or Direct Biologics if any of the required stockholder approvals are not obtained at the Good Works stockholders meeting, (v) by Good Works upon a material breach of the representations and warranties of Direct Biologics, Company Topco, Company Merger Sub or DRE LLC or if Direct Biologics, Company Topco, Company Merger Sub or DRE LLC fails to perform certain covenants or agreements set forth in the BCA, in each case, subject to certain conditions, (vi) by Direct Biologics if there is a material breach of the representations and warranties of Good Works or if Good Works fails to perform certain covenants or agreements set forth in the BCA, in each case, subject to certain conditions, (vii) by Good Works if Direct Biologics fails to obtain the consent of its members to the BCA and Business Combination, (viii) by Direct Biologics if the parties have not raised at least $13 million in private placements by November 21, 2022 or at least $25 million in private placements by December 15, 2022, and (ix) by Direct Biologics if Good Works fails to keep the Good Works Common Stock and Good Works Warrants listed for trading on the Nasdaq Stock Market.

If the BCA is validly terminated, none of the parties thereto will have any liability or any further obligation under the BCA other than customary confidentiality obligations, except in the case of knowing and intentional breach.

A copy of the BCA is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the BCA is qualified in its entirety by reference thereto.

The BCA contains representations, warranties and covenants that the respective parties made to each other as of the date of the BCA or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the BCA are also modified or qualified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Good Works does not believe that these schedules contain information that is material to an investment decision.

Tax Receivable Agreement

Concurrent with the closing of the Business Combination, Direct Biologics, Company Topco and certain members of Direct Biologics (the “TRA Holders”) will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”). The Tax Receivable Agreement will generally provide for the payment by Company Topco to the TRA Holders of 90% of the net cash savings, if any, in U.S. federal, state and local income tax that Company Topco actually realizes in periods after the Business Combination as a result of: (i) certain increases in tax basis that occur as a result of exercises of certain redemption rights set forth in the operating agreement of Direct Biologics; and (ii) imputed interest deemed to be paid by Company Topco and additional tax basis arising from any payments under the Tax Receivable Agreement. Company Topco will retain the benefit of the remaining 10% of these net cash savings.

If Company Topco elects to terminate the Tax Receivable Agreement early, Company Topco would be required to make an immediate payment to each TRA Holder (an “Early Termination Payment”) equal to the present value of the anticipated future payments to be made by Company Topco to such TRA Holder under the Tax Receivable Agreement (based upon certain valuation assumptions and deemed events set forth in the Tax Receivable Agreement) and the aggregate amount of such payments is expected to be substantial. If a change of control occurs, the Tax Receivable Agreement will remain in effect with respect to each TRA Holder (provided that certain valuation assumptions, including that there will be sufficient income to utilize all tax attributes covered by the Tax Receivable Agreement, will be utilized to determine the payments to be made under the Tax Receivable Agreement), unless such TRA Holder elects (or the representative of the TRA Holders causes all of the TRA Holders to be deemed to elect) to receive its Early Termination Payment in connection with the change of control transaction.

Private Placements

IB Investments 1 LLC (“IB I”), an affiliate of I-Bankers Securities, Inc. (“IBS”) which is owned by the Chief Executive Officer of IB Capital, LLC, previously entered into a subscription agreement pursuant to which, upon the terms and subject to the conditions set forth therein, IB I committed to purchase $5,001,000 in principal amount of Class B Units of Direct Biologics (the “IBS Investment”).

The parties are seeking to raise at least an additional $8 million by November 21, 2022, and $20 million by December 15, 2022, for a total of at least $25 million (the “Initial Funding Amount”) in private placements (inclusive of the above-referenced IBS Investment). Once the Initial Funding Amount is achieved, Good Works and Direct Biologics will then use their best efforts to raise a minimum of at least $75 million (together with the Initial Funding Amount, the “Private Placement”), net of expenses, prior to the Closing.

Sponsor Arrangements

I-B Good Works 2, LLC (the “Sponsor”) and certain other initial shareholders, including IBS, currently hold 5,750,000 founder shares of Good Works which were initially issued to the Sponsor (“Founder Shares”). The initial shareholders have agreed to cancel a proportionate share of up to 1,925,000 Founder Shares, based on the amount of Available Cash at Closing.

Additionally, the Sponsor and certain other initial shareholders have agreed to cancel a proportionate share of up to 150,000 Founder Shares based on entry valuation for the Private Placement.

The Sponsor will agree to transfer 25,000 Founder Shares to Direct Biologics for the purposes of Direct Biologics donating such shares to a charity of its choice.

Transaction Support Agreements

Concurrent with the execution of the BCA, Direct Biologics and certain of its members representing at least a majority of voting power of Direct Biologics’ outstanding equity entered into customary Transaction Support Agreements providing that, among other things, the Direct Biologics member parties thereto will agree to vote in favor of the BCA and Business Combination. The Sponsor and certain other initial stockholders of Good Works entered into a similar Transaction Support Agreement agreeing to vote in favor of the BCA and Business Combination as well.

A form of Transaction Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Transaction Support Agreement are qualified in their entirety by reference thereto.

Registration Rights

Company Topco, certain stockholders of Good Works and certain members of Direct Biologics will enter into a registration rights agreement, pursuant to which those stockholders and members, including equity holders from the private placements, shall receive customary registration rights, including customary demand, piggyback and shelf registration rights, with respect to the Company Topco shares received as consideration in the Business Combination. All equity holders of Good Works whose securities are deemed restricted securities as that term is defined for purposes of Rule 144 shall receive customary registration rights, including customary demand, piggyback and shelf registration rights. These registration rights shall be at least equivalent to the registration and resale rights granted to Good Works’ sponsors.

A form of Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Lock-Up Restrictions

Fifty percent (50%) of the equity securities issued in the Private Placement will be subject to a one-month lock-up following the Closing of the Business Combination; and the remaining fifty percent (50%) of the equity securities issued in the Private Placement will be subject to a two-month lock-up following Closing. All of the Direct Biologics members receiving shares of Company Topco to be issued at the time of the Closing of the Business Combination and all holders of Good Works Founder Shares (including charitable foundations which hold Founders Shares) (collectively, the “Lock-Up Shares”) shall be bound by Company Topco’s bylaws and restricted from transferring, assigning or selling any of their Lock-Up Shares until the earlier to occur of: (A) one year after the Closing or (B) the date on which the combined company completes a liquidation, merger, stock exchange or other similar transaction after the Closing that results in all of the combined company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Notwithstanding the foregoing, (i) if the last sale price of the combined company’s common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing of the Business Combination, the lock-up restrictions will be released on 33.33% of the Lock-up Shares and (ii) if the last sale price of the combined company’s common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing, the lock-up restrictions will be released on 50% of the Lock-up Shares.

Amendment to Business Combination Marketing Agreement

Good Works previously engaged IBS as an advisor in connection with a business combination to assist Good Works in holding meetings with its stockholders to discuss the potential business combination and the target business’ attributes, introduce Good Works to potential investors that are interested in purchasing Good Works’ securities in connection with a Business Combination, assist Good Works in obtaining stockholder approval such business combination and assist Good Works with its press releases and public filings in connection with such business combination (the “Business Combination Marketing Agreement”). In connection with such engagement, Good Works agreed to pay IBS a cash fee for such services upon the consummation of a business combination in an amount equal to 3.5% of the gross proceeds of its initial public offering (exclusive of any applicable finders’ fees which might become payable).

In connection with the Business Combination, Good Works and IBS amended and restated the Business Combination Marketing Agreement to potentially reduce the fee payable in connection with the Business Combination with Direct Biologics based on the available cash proceeds available at Closing.

A copy of the amended and restated Business Combination Marketing Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of such agreement is qualified in its entirety by reference thereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 11, 2022, Good Works held a special meeting of stockholders (the “Meeting”), at which the its stockholder of record voted on the proposals set forth below, each of which is described in detail in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2022, which was first mailed by Good Works to its stockholders on or about September 12, 2022.

As of August 26, 2022, the record date for the Meeting, there were 29,400,000 shares of Good Works common stock, par value $0.0001 per share(the “Good Works Common Stock”), issued and outstanding and entitled to vote at the Meeting. A total of 25,295,453 shares of the Good Works Common Stock, representing approximately 86.0% of the issued and outstanding shares of the Good Works Common Stock, were present in person by virtual attendance or represented by proxy at the Meeting, constituting a quorum for the Meeting. The final voting results for each proposal submitted to the stockholders of record of Good Works at the Special Meeting are included below.

Each of the proposals described below was approved by Good Works’ stockholders of record. In connection with the Extension Proposal, 20,525,530 shares of Good Works Common Stock were redeemed (the “Redemption”), with 8,874,470 shares of Good Works Common Stock remaining outstanding after the Redemption. Our public stockholders will continue to have the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein.

Following the Redemption, approximately $24.85 million remains on deposit in our trust account.

If we are unable to complete an initial business combination on or before April 14, 2023 (unless the stockholders approve a further amendment to Good Works’ amended and restated certificate of incorporation to extend the date by which Good Works has to consummate a business combination), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Set forth below are the final voting results for the proposals:

Proposal 1:

To amend the Good Works’ amended and restated certificate of incorporation to extend from October 14, 2022 to April 14, 2023 (the “Extended Date”), the date by which Good Works must consummate a business combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of Good Works’ common stock issued in Good Works’ initial public offering, is set forth in Annex A to the Proxy Statement, was as follows:

For	Against	Abstentions
24,231,694	963,759	100,000

Proposal 2:

To approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals 1, was as follows:

For	Against	Abstentions
24,230,599	964,854	100,000

A copy of the Good Works’ amendment to its amended and restated certificate of incorporation is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, and the foregoing description of such amendment is qualified in its entirety by reference thereto.

Item 7.01. Regulation FD Disclosure.

On October 13, 2022, Good Works and Direct Biologics issued a joint press release announcing their entry into the BCA. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Good Works and Direct Biologics have prepared for use in connection with the announcement of the Business Combination.

The information in this Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Important Information and Where to Find It

In connection with the proposed Business Combination, Company Topco intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus, and certain other related documents, to be used at a meeting of Good Works stockholders to approve the proposed Business Combination. Investors and security holders of Good Works are urged to read the proxy statement/prospectus, any amendments thereto and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about Direct Biologics, Good Works and the proposed business combination. The definitive proxy statement/prospectus will be mailed to stockholders of Good Works as of a record date to be established for voting on the proposed Business Combination. Good Works’ stockholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with Good Works’ solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed Business Combination, because these documents will contain important information about Good Works, Direct Biologics and the proposed Business Combination. Investors and security holders will also be able to obtain copies of the Registration Statement and other documents containing important information about the business combination and the parties to the Business Combination once such documents are filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Good Works, Cary Grossman, cgrossman@shorelinecapitaladvisors.com, 713-204-3873.

Participants in the Solicitation

Good Works, Direct Biologics, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from Good Works’ shareholders with respect to the potential transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Good Works’ stockholders in connection with the proposed Business Combination will be set forth in Good Works’ proxy statement / prospectus when it is filed with the SEC. A list of the names of those directors and executive officers and a description of their interests in Good Works is contained in Good Works’ final prospectus relating to its initial public offering dated July 9, 2021, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the potential transaction when available. Direct Biologics and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from Good Works’ shareholders in connection with the potential transaction. A list of the names of such directors and executive officers and information regarding their interests in the potential transaction will be included in the proxy statement/prospectus for the potential transaction when available.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between Good Works and Direct Biologics, including statements regarding the benefits of the proposed business combination, the anticipated timing of the proposed business combination, the products being developed by Direct Biologics and the markets in which Direct Biologics intends to operate, business strategies, debt levels, industry environment, potential growth opportunities, and the effects of regulations. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “positions,” “enables” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of Good Works’ securities; (ii) the risk that the proposed business combination may not be completed by Good Works’ initial business combination deadline and the potential failure to obtain an extension of the initial business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by the Good Works stockholders, the satisfaction of the minimum cash amount of at least $75 million net cash following completion of a private placement by Direct Biologics and redemptions by Good Works’ public stockholders, and the receipt of certain governmental and regulatory approvals; (iv) the effect of the announcement or pendency of the proposed business combination on Direct Biologics’ business relationships, performance and business generally; (v) risks that the proposed business combination disrupts current plans of Direct Biologics; (vi) the outcome of any legal proceedings that may be instituted against Good Works, or related to the BCA or the proposed business combination; (vii) the ability of Company Topco to list its securities on NASDAQ; (viii) the price of Good Works’ securities and the future price of Company Topco’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Direct Biologics plans to operate, variations in performance across competitors, changes in laws and regulations affecting Direct Biologics’ business and changes in the combined companies’ capital structure; (ix) the ability to implement business plans, forecasts and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities; (x) risks related to the approval of Direct Biologics’ product candidates and the timing of expected regulatory and business milestones; (xi) the impact of competitive products or product candidates; (xii) the ability of Good Works II or the combined company to issue equity or equity-linked securities in connection with the proposed transaction or in the future, (xiii) the success of any future research, development and commercialization efforts by the combined company; and (xiv) the impact of COVID 19 and global economic and political conditions, including the Russia-Ukraine conflict. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in Good Works’ Registration Statement on Form S-1, as amended (File No. 333-254462), the final proxy statement contained in Company Topco’s Form S-4 registration statement to be filed with the SEC, including those under “Risk Factors” therein, the Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and other documents filed by Good Works and Company Topco registrant from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither Good Works nor Direct Biologics presently knows, or that Good Works and Direct Biologics currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Good Works II and Direct Biologics anticipate that subsequent events and developments will cause Good Works’ and Direct Biologics’ assessments to change. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of Good Works, Company Topco and Direct Biologics assumes any obligation nor, except as required by law, intends to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. None of Good Works, Company Topco nor Direct Biologics gives any assurance that either Good Works or Direct Biologics will achieve its expectations.

Non-Solicitation

This is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Good Works, Company Topco or Direct Biologics, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

2.1†	Business Combination Agreement, dated as of October 12, 2022, by and among Good Works II Acquisition Corp., Direct Biologics, Inc., DB Merger Sub, Inc., DB DRE LLC, and Direct Biologics, LLC
3.1	Amendment to Amended and Restated Certificate of Incorporation of Good Works II Acquisition Corp., dated October 11, 2022
10.1	Form of Transaction Support Agreement
10.2	Form of Registration Rights Agreement
10.3	Amended and Restated Business Combination Marketing Agreement, dated October 12, 2022
99.1	Press Release dated October 13, 2022
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD WORKS II ACQUISITION CORP.

By:	/s/ Cary Grossman
Cary Grossman
President and Chief Financial Officer

Dated: October 13, 2022